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                                  EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT

United Community Financial Corp.

We consent to the incorporation by reference in Registration Statement Nos. 333-38028 and 333-86015 of United Community Financial Corp. on Forms S-8 of our report dated January 24, 2001 (which expresses an unqualified opinion and refers to the report of other auditors on the consolidated financial statements of Butler Wick Corp. which was merged with United Community Financial Corp.) and incorporated by reference in this Annual Report on Form 10-K of United Community Financial Corp. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Cleveland, Ohio
March 30, 2001